ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SAN LOTUS HOLDING INC. ("BUYER")

AND

USA XO TOURS INC. (“SELLER”)

Dated as of June 5, 2012

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT IS MADE THIS 5th day of June, 2012 (the “Agreement”) by and between USA XO Tours Inc., a California corporation (the “Seller”), and San Lotus Holding, Inc., a Nevada corporation (the “Purchaser”).

RECITALS

WHEREAS, Seller is the owner of certain assets detailed in Section 3.1 below (the “Assets”) which Purchaser desires to purchase; and

WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and receive from Seller, the Assets for the consideration of and upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

PURCHASE AND SALE OF THE ASSETS

1.           Recitals.  The Recitals set forth above are incorporated and made a part of this Agreement.

2.           Supersedes all Prior Agreements.  This Agreement hereby supersedes and replaces all prior agreements both written and oral.  In the event any prior agreements shall have terms which conflict with this Agreement, the terms of this Agreement shall control.

3.           Sale and Purchase of Assets.  Subject to the terms and conditions of this Agreement, Seller shall sell the Assets to the Purchaser.

3.1 The Assets shall include:

(i)	a condominium unit (the “Condo Unit”) at Americana at Glendale, California as described in a copy of the deed (the “Deed”), a copy of which is attached as Exhibit A hereto;

(ii)	a 2010 Dodge Van, as set forth in the certificate of title, a copy of which is attached as Exhibit B hereto;

(iii)	a 2007 Mercedes Benz, as set forth in the certificate of title, a copy of which is attached as Exhibit C hereto; and

(iv)	a 2006 Bentley, as set forth in the certificate of title attached as Exhibit D hereto.

4.           Purchase Price.  The purchase price to be paid by Purchaser to Seller for all of the Assets shall be U.S. $615,490.00 (the “Purchase Price”).

5.           Allocation of Purchase Price.  The Purchase Price shall be allocated as follows: (i) U.S. $491,283.00 for the Condo Unit; (ii) U.S. $13,801.00 for the Doge Van; (iii) U.S. $43,371.00 for the Mercedes Benz; and (iv) U.S. $67,035.00 for the Bentley.

6.           Closing and Closing Date.  The closing (the “Closing Date”) shall take place on a date and at a location that is mutually agreed upon by both parties.

7.           Transfer of Property.  At the Closing, Seller shall deliver to the Purchaser a Deed for the Condo Unit and certificates of title for each vehicle, effectively transferring, assigning and delivering to the Purchaser all of Seller’s right, title, and interest in and to the Assets.

8.           Further Assurances. From and after the Closing Date, the parties shall do such acts and execute such documents and instruments as may be reasonably required to effectuate the transactions contemplated by this Agreement.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

9.           Representations and Warranties of Seller.  Seller hereby represents and warrants to the Purchaser as follows:

(i)            Seller has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

(ii)           Seller is not, and shall not on the Closing Date be, a party to any contract or agreement relating to, having effect upon or restricting the sale, assignment or transfer of the Assets.

(iii)          No agent, broker, person or firm acting on behalf of Seller or any of its affiliates is or will be entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

(iv)          Seller is, and on the Closing Date shall be, in compliance with all applicable laws, ordinances, rules and regulations of the City, County, State and Federal Government and all administrative instrumentalities relating to the Assets and the use thereof by Purchaser.

(v)           No representation and warranty of Seller contained in this Agreement (including, without limitation, the Exhibits hereto), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller to Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

(vi)          There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof to which the Seller is a party and which would materially affect the Assets acquired hereunder.

(vii)         Seller is the sole owner of all right, title and interest in and to the Assets.

(viii)        Except for the representations and warranties contained herein, Seller makes no other express or implied representation or warranty on behalf of Seller and Seller makes no other express or implied representation or warranty with respect to the Assets with respect to the subject matter of this Agreement.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

10.           Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Seller as follows:

(i)            Purchaser has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

(ii)           No agent, broker, person or firm acting on behalf of Purchaser or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

(iii)          No representation or warranty of Purchaser contained in this Agreement, nor any other statement, schedule, certificate or other document delivered or to be delivered by Purchaser to S Seller pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

(iv)          Purchaser represents and warrants to, and covenants with, the Seller that Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to the purchase of the Assets hereunder.  Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Assets, and in connection with its decision to acquire the Assets herein, has relied solely upon its own knowledge and investigation of the Seller’s books and records related to the Assets and the representations and warranties of Seller set forth herein.

(v)           As of the Closing Date, Purchaser has no knowledge of any current, material breach by Seller of Seller’s representations or warranties contained in this Agreement or any agreements contemplated thereby.

(vi)          Except for the representations and warranties contained herein, neither the Purchaser, nor any other related person, makes any other express or implied representation or warranty on behalf the Purchaser.

SURVIVIAL OF THE REPRESENTATIONS AND WARRANTIES

11.            The representations, warranties and agreements of Seller and Purchaser as set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date.

MISCELLANEOUS

12.           Survival of Terms and Conditions.  All of the terms and conditions, warranties, covenants and representations of the respective parties hereto shall survive the closing date and shall continue in full force and effect thereafter.

13.           Entire Agreement.  This Agreement and the Exhibits attached hereto constitute the entire agreement of the parties hereto and may not be modified except in writing of like kind by the parties hereto.

14.           Notice.  Any notice which may be given hereunder shall be deemed to have been given if sent by Registered or Certified Mail, postage prepaid, return receipt requested, as follows:

If to Seller:

Li Hsing Chen

USA XO Tours, Inc.

9368 Valley Blvd., #103

Rosemead, CA 91770

If to Purchaser:

San Lotus Holding Inc.

3F-B302D, No. 185

Taoyuan County 325

Taiwan

Attn: Chien Yang Yu

With a Copy To:

Megan J. Penick, Esq.

300 Carroll Close

Tarrytown, NY 10591

15.         Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without reference to its choice of law rules.

16.         Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

17.         Integration.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

18.         Arbitration. In the event of any dispute hereunder, the parties shall use their reasonable efforts to resolve such dispute through discussions by their authorized representatives. Any dispute which is not so resolved within 15 calendar days after the start of such discussions (or such longer period as may be mutually agreed) shall be resolved by arbitration in accordance within the commercial arbitration rules of the American Arbitration Association. The arbitral tribunal shall charge all costs and expenses of the arbitration, including the fees and expenses of the arbitral tribunal and any experts, to the non-prevailing Party; provided that if the tribunal determines that there is not a prevailing Party, such costs and expenses shall be allocated between the parties as the arbitral tribunal deems fair and reasonable taking into account the extent to which parties’ relative positions have prevailed.

19.         Waivers.  No course of dealing between any of the Seller and the Purchaser, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Purchaser hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.         Modification.  This Agreement may not be modified except in writing signed by both parties hereto.  Any and all purported modifications not in a signed writing shall be of no force or effect.

21.         Severability.  The provisions of this Agreement are severable.  If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

22.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one document.

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IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

SELLER: USA XO Tours Inc.

By:	/s/ Li Hsing Chen
Name: Li Hsing Chen
Title: President

PURCHASER: San Lotus Holding Inc.

By:	/s/ Li Hsing Chen
Name: Li Hsing Chen
Title: President

Exhibit A

Copy of Deed

Exhibit B

Certificate of Title

Exhibit C

Certificate of Title

Exhibit D

Certificate of Title